Exhibit 99.1

Starbucks Announces New Leadership Structure to Drive Next

Wave of Global Growth

Kevin Johnson to become chief executive officer and assume full responsibility for Starbucks global business and operations; Howard Schultz to become executive chairman and focus on retail innovation and accelerating growth of Starbucks ultra-premium retail formats

SEATTLE (Dec. 1, 2016) – Starbucks Corporation (NASDAQ: SBUX) today announced that Kevin Johnson, president and chief operating officer and a 7-year member of the Starbucks Board of Directors, will expand his responsibilities and assume the role and responsibilities of president and chief executive officer, effective April 3, 2017.

Also effective April 3, 2017, Howard Schultz, chairman and ceo, will be appointed executive chairman and will shift his focus to innovation, design and development of Starbucks Reserve® Roasteries around the world, expansion of the Starbucks Reserve® retail store format and the company’s social impact initiatives. In this new role Schultz will continue to serve as chairman of the Board.

“Starbucks consistently outperforms the retail industry because our stores, our offerings and the experiences our partners create make us a destination. The best evidence of the success of the core strategy driving our business is that we continue to deliver quarter after quarter of record, industry leading revenue, comp sales and profit growth, and that the newest classes of Starbucks stores continue to deliver record-breaking revenues, AUV’s and ROI – both in the U.S. and around the world,” said Schultz. “As I focus on Starbucks next wave of retail innovation, I am delighted that Kevin Johnson—our current president, coo, a seven-year board member and my partner in running every facet of Starbucks business over the last two years—has agreed to assume the duties of Starbucks chief executive officer. This move ideally positions Starbucks to continue profitably growing our core business around the world into the future.”

As president and chief operating officer since March 2015, Johnson has led the company’s global operating businesses across all geographies as well as the core support functions of Starbucks supply chain, marketing, human resources, technology, and mobile and digital platforms. Johnson has been a Starbucks board member since 2009, and will continue to serve as a member of the Starbucks board of directors.

“Over the past two decades, I have grown to know Starbucks first as a customer, then as a director on the board, and for the past two years as a member of the management team. Through that journey, I fell in love with Starbucks and I share Howard’s commitment to our mission and values and his optimism for the future,” said Johnson. “It is an honor for me to serve the more than 300,000 partners who proudly wear the green apron and I consider it a privilege to work side-by-side with Howard, our world-class board of directors, and a very talented leadership team. Together, we will reaffirm our leadership in all things coffee, enhance the partner experience and exceed the expectations of our customers and shareholders. We believe in using our scale for good and having positive social impact in the communities we serve around the world.”

Johnson’s career spans 33 years in the technology industry which included a 16-year career at Microsoft and a five-year tour as ceo of Juniper Networks. At Microsoft, he led worldwide sales and marketing and became the president of the Platforms Division. In 2008, he was appointed to the National Security Telecommunication Advisory Committee where he served Presidents George W. Bush and Barack Obama. He joined the Starbucks board in 2009 and the management team in 2015.

Conference Call Details

Starbucks will hold a conference call hosted by Howard Schultz and Kevin Johnson today, December 1, at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. The conference call will be webcast and can be accessed on the company’s website: http://investor.starbucks.com. A replay of the webcast will be available on the company’s website until end of day on Tuesday, January 3, 2017.

About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with more than 25,000 stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at www.starbucks.com and www.news.starbucks.com.

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based upon information available to Starbucks as of the date hereof, and Starbucks actual results or performance could different materially from those stated or implied due to risks and uncertainties associated with its business. These risks and uncertainties include, but are not limited to, fluctuations in U.S. and international economies and currencies, our ability to preserve, grow and leverage our brands, potential negative effects of incidents involving food or beverage-borne illnesses, tampering, contamination or mislabeling, potential negative effects of material breaches of our information technology systems to the extent we experience a material breach, material failures of our information technology systems, costs associated with, and the successful execution of, the company’s initiatives and plans, the acceptance of the company’s products by our customers, the impact of competition, coffee, dairy and other raw materials prices and availability, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Starbucks Annual Report on Form 10-K for the fiscal year ended October 2, 2016. The company assumes no obligation to update any of these forward-looking statements.

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